                                                                     EXHIBIT 3.5

                            File Number  5255-060-2
                                       -------------

                               STATE OF ILLINOIS

                                   OFFICE OF
                            THE SECRETARY OF STATE

                              [LOGO APPEARS HERE]

              To all to whom these presents shall come, Greeting:

WHEREAS, ARTICLES OF INCORPORATION, duly signed and verified of CON-MED SUPPLY COMPANY, INC. incorporated under the laws of the State of ILLINOIS have been filed in the Office of the Secretary of State, as provided by The "Business Corporation Act" of Illinois, in force July 13, A.D. 1933.

Now Therefore, I, Jim Edgar, Secretary of State of the State of Illinois by virtue of the powers vested in me by law, do hereby issue this certificate and attach thereto a copy of the Application of the aforesaid corporation.

     THE TESTIMONY WHEREOF, Thereto set my hand and issue to be affixed the
                         Great Seal of the State of Illinois Done at the City of Springfield this 29th day of October A.D. 1981 and of
     [SEAL] the Independence of the United States the two hundred and 6th

                                             /s/ Jim Edgar
                                   --------------------------------------------
                                                  SECRETARY OF STATE

                      RIDER TO ARTICLES OF INCORPORATION

                         CON-MED SUPPLY COMPANY, INC.


others in connection with the operation, management, and development of individual and corporate businesses and enterprises of every kind and description throughout the world in order to secure information and data for capital investment, both for its own account and as agent for others.

To engage in capital ventures and business enterprises of every kind and description, whether as a promoter, partner, member, or associate, or as a manager of such enterprises.

To engage in consultant and advisory work in connection with the organization, financing, management, operation, and reorganization of industrial and commercial enterprises. To manage and to provide management for and supervise all or part of any and every kind of investment or business enterprise, and to contract or arrange with any corporation, association, partnership, or individual for the management, conduct, operation, and supervision of all kinds of investments and businesses.

                                  EXHIBIT "A"

No holder of any of the shares of common stock of this corporation shall be entitled as of right, to purchase or subscribe for any unissued stock of any class or any additional shares of any class to be issued by any action of the corporation, or any increase of the authorized capital stock of the corporation, or bonds, certificates of indebtedness, debentures, or other securities convertible into stock of the corporation, or carrying a right to purchase stock of any class, and any such unissued stock or such additional authorized issue of any stock, or other securities, convertible into stock or carrying a right to purchase stock may be issued and disposed of pursuant to a resolution of the Board of Directors to such persons, firms, corporations, or associations, and upon such terms and conditions as may be deemed advisable by the Board of Directors, in the exercise of its discretion, the intent of this provision being to entirely deny the right of any holder of any shares of common stock of this corporation, to any pre-emptive right to acquire any additional securities to be issued by the corporation.

                                  EXHIBIT "B"

                                 ARTICLE NINE

A majority of directors then in office may properly fill one or more vacancies arising between meetings of shareholders by reason of an increase in the number of directors or otherwise. Any director so selected shall serve until the next annual meeting of shareholders, but at no time may the number of directors selected to fill vacancies in this manner during any interim period between meetings of shareholders exceed 33-1/3% of the total membership of the Board of Directors.

                                                    ----------------------------
File                              FORM BCA-47       (Do not write in this space)
in                                                  Date Paid 10-29-81
Duplicate            ARTICLES OF INCORPORATION      Initial License Fee $  .50
                                                    Franchise Tax       $18.75
TO JIM EDGAR, Secretary of State                    Filing Fee          $75.60
                                                                         -----
                                                    Clerk                94.25
                                                    ----------------------------

The name and address of the incorporators are as follows:

     Name                Number     Street      City         State      Zip code
--------------------------------------------------------------------------------
Katie Murphy     Suite 4100 55 E.  Monroe St.  Chicago, IL   60603
--------------------------------------------------------------------------------

________________________________________________________________________________

________________________________________________________________________________

The above named incorporators, being one or more natural persons of the age of twenty-one years or more or a corporation, and having subscribed to the shares of the corporation to be organized pursuant hereto, for the purpose of forming a corporation under "The Business Corporation Act" of the State of Illinois, do hereby adopt the following Articles of Incorporation:

                                  ARTICLE ONE

The name of the corporation hereby incorporated is: CON-MED SUPPLY COMPANY, INC
                                                    ---------------------------

________________________________________________________________________________

                                  ARTICLE TWO

The name and address of the initial registered agent and registered office are:

Registered agent  David J. Hochman
                ----------------------------------------------------------------

Registered Office  Suite 4100 55 E. Monroe St.
                 ---------------------------------------------------------------

City, Zip code, County  Chicago, IL, 60603   Cook
                      ----------------------------------------------------------

                                 ARTICLE THREE

The duration of the corporation is [x] perpetual  OR ____________ years

                                 ARTICLE FOUR

The purposes for which the corporation is organized are: TO ACQUIRE, BY PURCHASE, EXCHANGE, LEASE OR OTHERWISE, AND TO OWN, MANAGE, CARE FOR AND MAINTAIN, HOLD, USE, DEVELOP, OPERATE, SELL, ASSIGN, LEASE, TRANSFER, CONVEY, MORTGAGE, GRANT SECURITY INTERESTS IN, PLEDGE, OR OTHERWISE DISPOSE OF OR DEAL IN AND WITH REAL AND PERSONAL PROPERTY OF EVERY CLASS OR DESCRIPTION AND RIGHTS AND PRIVILEGES THEREIN WHERESOEVER SITUATED. TO CARRY ON A GENERAL INVESTMENT AND MANAGEMENT CONSULTANT AND ADVISORY BUSINESS RELATING TO INVESTMENTS AND THE OPERATION OF BUSINESSES, PLANTS, PROPERTIES AND REAL AND PERSONAL PROPERTY OF EVERY KIND, IN THE UNITED STATES AND FOREIGN COUNTRIES, SUBJECT TO THE APPLICABLE LAWS THEREOF. TO MAINTAIN EXECUTIVE AND OPERATING PERSONNEL FOR THE PURPOSE OF CONSULTING WITH AND ADVISING OTHERS IN ALL MATTERS RELATING TO INVESTMENTS AND THE MANAGEMENT AND OPERATION OF BUSINESS, OR AND OTHER PROPERTIES OF EVERY KIND. TO FURNISH BUSINESS INVESTMENT AND MANAGEMENT PLANS AND PROGRAMS, TO FORMULATE POLICIES, AND GENERALLY TO ADVISE AND ASSIST OTHERS, UNDER CONTRACT OR OTHERWISE, IN THE MANAGEMENT OF THEIR BUSINESSES, PLANTS, PROPERTIES AND INVESTMENTS. TO BUY AND SELL PROJECTS AND DEVELOPMENTS ON ITS OWN BEHALF AND ON BEHALF OF
                                  (CONTINUED)

                                 ARTICLE FIVE

Paragraph 1 The class, number of shares, the par value, if any, of each class which the corporation's authorized to issue, the number the corporation proposes to issue without further report to the Secretary of State, and the consideration (expressed in dollars) to be received by the corporation therefor, are:

                   Par or     Number of shares      Number of shares         Total consideration
Class     Series   no par        authorized           to be issued         to be received therefor
-----------------------------------------------------------------------------------------------------
Common   n/a        $1.00         5,000                 1,000                $1,000
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

=====================================================================================================
                                                                       Total $1.00
                                                                             ------------------------

Paragraph 2: The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are:

                         SEE EXHIBIT A


                                  ARTICLE SIX

The corporation will not commence business until at least one thousand dollars has been received as consideration for the issuance of shares.

                                 ARTICLE SEVEN

The number of directors to be elected at the first meeting of the shareholders is 4.

                                 ARTICLE EIGHT

Paragraph 1: It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be $ __________

Paragraph 2: It is estimated that the value of the property to be located within the State of Illinois during the following year will be $________

Paragraph 3: It is estimated that the gross amount of business which will be transacted by the corporation during the following year will be $_______

Paragraph 4: It is estimated that the gross amount of business which will be transacted at or from places of business in the State of Illinois during the following year will be $_______


     NOTE: If all the property of the corporation is to be located in this State and all of its business is to be transacted at or from places of business in this State, or if the incorporators elect to pay the initial franchise ?? on the basis of its entire stated capital and paid-in surplus, then the information called for in Article Eight need not be stated. The basis for computation of franchise taxes payable by domestic corporations is set forth in Section 132 of the Business Corporation Act.

                         SEE EXHIBIT B

          Signatures of incorporators:

          /s/ Katie Murphy                  NOTE:  If a corporation acts as
______________________________________      incorporator the name of the
                                            corporation and the state of
______________________________________      incorporation shall be shown and the
                                            execution must be by its President
______________________________________      or Vice-President and verified by
                                            him, and the corporate seal shall be
______________________________________      affixed and attested by its
                                            Secretary or an Assistant Secretary.

As an incorporator, I declare that this document has been examined by me and is, to the best of my knowledge and belief, true, correct and complete this 28th day of October, 1981.

                                  RETURN TO:

                            Corporation Department
                              Secretary of State
                            Springfield, Illinois 67756
                           Telephone (217) 782-7880


                                  FORM BCA-47
                      ===================================

                           ARTICLES OF INCORPORATION

The following fees are required to be paid at the time of Issuing Certificate of
Incorporation: Filing fee $75.00. Initial license fee of $.50 per $1,000.00 or 1/25 of 1% of the amount of stated capital and paid in surplus the corporation proposes to issue without further report (Article Five): Initial franchise tax of 1/10th of 1% of the issued, as above noted. However, the minimum initial franchise tax is $25.00 and varies monthly on $25,000, or more and varies monthly on $25,000 or less, as follows: January, $37.50; February, $35.42; March, $33.33; April, $31.25; May, $29.17; June, $27.08; July, $25.00; August,
$22.92; September, $20.83; October, $18.75; November, $16.67; December, $14.58.

In excess of $25.000, the franchise tax per $1,000.00 is as follows: Jan. $1.50; Feb., $1,4167; March 1,3334; April, $1.25; May, $1,1667; June, $1.0834;
July, $1.00; Aug., $.9167; Sept., $.8334; Oct., $.75; Nov., $.6667; Dec.,
$.5834.

All shares issued in excess of the amount mentioned in Article Five of this application must be reported within 60 days from date of issuance thereof, and franchise tax and franchise fee paid thereon; otherwise, the corporation is subject to a penalty of 1% for each month on the amount until reported and subject to a fine of not to exceed $500.00.

The same fees are required for a subsequent issue of shares except the filing fee is $5.00 instead of $75.00.

                                     FILED

                                  OCT 29 1981
                                   JIM EDGAR
                              Secretary of State

BCA 6.10/6.20 (Rev. Jul 1984)                              File # D 5255-060-2

                                                                              -----------------------
                                                   JIM EDGAR                   This Space For Use By
    Submit in Duplicate                        Secretary of State                Secretary of State
Remit payment in Check or Money                State of Illinois
Order, payable to "Secretary of                                               Date     6-25 86
State".                            STATEMENT OF CHANGE OF REGISTERED AGENT
       DO NOT SEND CASH!                           AND/OR                     Filing Fee $5.00
                                              REGISTERED OFFICE
                                                                              Clerk  /s/ PP
                                                                              -----------------------

Pursuant to the provisions of "The Business Corporation Act of 1983", the undersigned corporation hereby submits the following statement.

1.   The name of the corporation is CON-MED SUPPLY COMPANY, INC.
                                    --------------------------------------------

2.   The State or Country of incorporation is  Illinois
                                             -----------------------------------

3. The name and address of its registered agent and its registered office as they appear on the records of the office of the Secretary of State (Before Change) are:

          Registered Agent       David J. Hochman
                            ----------------------------------------------------
                             First Name         Middle Name          Last Name

          Registered Office    70 W. Madison,  Suite 2200
                            ----------------------------------------------------
                             Number     Street      Suite No. (A P.O. Box alone
                                                       is not acceptable)

                               Chicago, IL    60602              Cook
                            ----------------------------------------------------
                             City            Zip Code             County

4. The name and address of its registered agent and its registered office shall be (After All Changes Herein Reported):

          Registered Agent       David J. Hochman
                            ----------------------------------------------------
                             First Name         Middle Name          Last Name

          Registered Office    30 N. La Salle Street
                            ----------------------------------------------------
                             Number     Street      Suite No. (A P.O. Box alone
                                                       is not acceptable)

                               Chicago, IL    60602              Cook
                            ----------------------------------------------------
                             City            Zip Code             County

5. The address of the registered office and the address of the business office of the registered agent, as changed, will be identical.

6.   The above change was authorized by: ("X" one box only)

     a.   [_]  By resolution duly adopted by the board of directors.    (Note 5)
     b.   [X]  By action of the registered agent.                       (Note 6)

(If authorized by the board of directors, sign here. See Note 5)

     The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirm, under penalties of perjury, that the facts stated herein are true.

Dated ________________________, 19 ____      ___________________________________
                                                 (Exact Name of Corporation)

attested by ___________________________      by ________________________________
            (Signature of Secretary or          (Signature of President or
             Assistant Secretary)                vice president)

            ___________________________         ________________________________
             (Type or Print Name and             (Type or Print Name and Title)
              Title)

(If change of registered office by registered agent, sign here. See Note 6)

     The undersigned, under penalties of perjury, affirms that the facts stated herein are true.

Dated         June 6,           1986                 /s/ David J. Hochman
      ---------------------------------      -----------------------------------
                                              (Signature of Registered Agent of
                                                  Record)

                                     NOTES

1. The registered office may, but need not be the same as the principal office of the corporation. However, the registered office and the office address of the registered agent must be the same.

2. The registered office must include a street or road address, a post office box number alone is not acceptable.

3.   A corporation cannot act as its own registered agent.

4. If the registered office is changed from one county to another, then the corporation must file with the recorder of deeds of the new county a certified copy of the articles of incorporation and a certified copy of the statement of change of registered office. Such certified copies may be obtained ONLY from the Secretary of State.

5. Any change of registered agent must be by resolution adopted by the board of directors. This statement must then be signed by the President (or vice-president) and by the Secretary (or an assistant secretary).

6. The registered agent may report a change of the registered office of the corporation for which he or she is registered agent. When the agent reports such a change, this statement must be signed by the registered agent.


                            FORM BCA-5.10/5.29

File No. D - 5255 - 060-2
        -----------------

                           ========================

                       STATEMENT OF CHANGE OF REGISTERED
                        AGENT AND/OR REGISTERED OFFICE

                               FILING FEE $5.00

Return to:
David J. Hochman, Esq.
Finger, Hochman & Delott, P.C.
30 North LaSalle Street
Chicago, IL 60602

                                  RETURN TO:


                            CORPORATION DEPARTMENT
                              SECRETARY OF STATE
                          SPRINGFIELD, ILLINOIS 62756
                           TELEPHONE 217-782-7808

                         ============================

   EXPEDITED
SECRETARY OF STATE
  APR 27 1998

EXP. FEES   25.00
COPY. CERT. 10.00


                                                    STATE OF ILLINOIS
                                             Office of the Secretary of State
                                        I hereby certify that this is a true and
                                        correct copy, consisting of seven pages, as taken from the original on file in this office.


                    [SEAL]                             /s/ George H. Ryan

                                                           GEORGE H. RYAN
                                                         SECRETARY OF STATE


                                                  DATED: April 27, 1998.
                                                        ---------------------

                                                  BY: /s/ Julie Jaeger
                                                     ------------------------